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[INSIGNIA FINANCIAL GROUP GRAPHIC OMITTED]



                                                                   PRESS RELEASE



                       Contact:         Insignia            Groupe Bourdais
                                        Steve Iaco          Jean-Claude Bourdais
                                        212-984-6535(33) 1 45625132


                 INSIGNIA FINANCIAL GROUP CLOSES ACQUISITION OF
                           PARIS-BASED GROUPE BOURDAIS

NEW YORK, December 19, 2001 - Insignia Financial Group, Inc. (NYSE: IFS) today announced that it has completed its planned acquisition of Groupe Bourdais, one of France's premier commercial real estate services companies. Insignia had announced the planned acquisition in August 2001.

The purchase price consists of a total potential consideration of approximately $45.6 million, including an initial payment of approximately $17.8 million in cash and stock and additional payments totaling up to $27.8 million over three years, depending on the performance of the Bourdais operation. The total potential consideration remains unchanged from the August announcement. The structure of the purchase price reflects a decrease in the up-front cash and stock payment and corresponding increase in the potential three-year performance-based payments, reflecting the changed real estate market environment precipitated by the global economic slowdown.

Founded in 1954, Paris-based Bourdais has a total staff of 350 and operates eight offices, including five in the Ile de France region (Greater Paris) as well as wholly owned regional offices in Lyon, Aix and Marseille. In its fiscal year ended March 31, 2001, the firm's revenues totaled $44.6 million. Bourdais has a 20 percent share of France's office leasing and tenant rep market, making the firm one of the top real estate advisors in that country.

 "The acquisition of Groupe Bourdais significantly strengthens Insignia's position in Europe, and enhances cross-marketing opportunities among our operations throughout the world," said Andrew L. Farkas, chairman and chief executive officer of Insignia. "This transaction makes perfect strategic sense for several reasons. Bourdais has significant synergy with Insignia's commercial businesses in the U.S. and the U.K., and fulfills our goal of



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establishing primacy in the French marketplace. Under the leadership of
Jean-Claude Bourdais, the firm has an outstanding reputation for integrity, premier service and long-term relationships with corporate and institutional clients. We are looking forward to working with the Bourdais team to meet the needs of Insignia's clients in France, and to satisfy the requirements of Bourdais' clients throughout the world."

As previously announced, Groupe Bourdais will change its name to Insignia Bourdais, and Jean-Claude Bourdais, the company's chairman, will join the Insignia Executive Committee and the Board of Insignia's European operations. Mr. Bourdais will report to Alan Froggatt, chief executive officer of Insignia's European operations, who, along with Simon Barrowcliff, a director of Insignia Richard Ellis, will join the Insignia Bourdais Board.


ABOUT INSIGNIA FINANCIAL GROUP

Insignia Financial Group, Inc., based in New York, is among the world's premier real estate services and investment banking firms with leadership positions in the commercial and residential sectors. Its major operating units are:
Insignia/ESG, one of the largest providers of commercial real estate services in the United States; Insignia Richard Ellis, one of the premier real estate services firms in the United Kingdom; Realty One, one of the largest residential real estate brokerage firms in the United States and the largest in Ohio; Insignia Douglas Elliman, the number one provider of residential sales and rental brokerage in the New York City market; and Insignia Residential Group, the largest manager of cooperative and condominium housing in the New York metropolitan area. The Company also has growing operations in Europe, Asia and Latin America. Additional information about the company is available on the corporate website at http://www.insigniafinancial.com.

                                      # # #

Certain items discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, as such, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Statements which make reference to the expectations or beliefs of the Company or any of its management are such forward-looking statements, including the performance of Bourdais subsequent to the acquisition and the impact of Bourdais on the Company's future results. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances upon which any such statement is based.